EXHIBIT 2

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the “Plan”), made and entered into as of the 20th day of May, 2004, between First Bank of Henry County (the “Bank”), a state bank organized under the laws of the State of Georgia, and FirstBank Financial Services, Inc. (the “Company”), a Georgia corporation.

WITNESSETH

WHEREAS, the principal offices of the Bank and the Company are located in McDonough, Georgia;

WHEREAS, the authorized capital stock of the Bank consists of 10,000,000 shares of common stock, $5.00 par value (“Bank Common Stock”), of which 2,144,950 shares are issued and outstanding and 2,000,000 shares of preferred stock, no par value, of which no shares are outstanding;

WHEREAS, the authorized capital stock of the Company consists of 10,000,000 shares of common stock, $5.00 par value (“Company Common Stock”), of which one (1) share is issued and outstanding and 2,000,000 shares of preferred stock, no par value, of which no shares are outstanding;

WHEREAS, the board of directors of the Bank has determined that it is in the best interest of the Bank and its shareholders to reorganize the Bank into a bank holding company structure;

WHEREAS, the boards of directors of the Bank and the Company have determined that it is in the best interests of the Bank and the Company, and their respective shareholders, that the reorganization of the Bank be accomplished by an exchange (the “Share Exchange”) of all of the issued and outstanding shares of Bank Common Stock for shares of Company Common Stock and, by resolutions duly adopted, have approved and adopted this Plan and directed that it be submitted to the shareholders of the Bank and the Company for their approval; and

WHEREAS, the board of directors of the Company, by resolutions duly adopted, has approved the issuance of the shares of Company Common Stock which the shareholders of the Bank will receive upon consummation of the Share Exchange as herein provided;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the transactions provided for herein, the mode of carrying the same into effect, the manner and basis of exchanging the outstanding and issued shares of Bank Common Stock for Company Common Stock as hereinafter provided, and such other provisions relating to the transactions as the parties deem necessary or desirable, the parties hereto agree as follows:

SECTION 1

REORGANIZATION

The reorganization of the Bank into a bank holding company structure shall be accomplished pursuant to the provisions of Section 14-2-1102 of the Georgia Business Corporations Code.  The Company shall acquire all of the outstanding shares of the Bank through a share exchange, causing the Company to become the sole shareholder of the Bank and thereby effecting the reorganization of the Bank into a bank holding company structure.  The Company will be the acquiring corporation and the Bank will be the entity whose shares will be acquired.

SECTION 2

EFFECTIVE DATE OF THE REORGANIZATION

The Share Exchange and the reorganization of the Bank into a bank holding company structure shall be effective as of the date and time specified in the certificate or articles of share exchange to be filed with the Georgia Secretary of State in accordance with the applicable provisions of Section 14-2-1105 of the Georgia Business Corporations Code (the “Effective Date of the Reorganization”).

Because the Share Exchange will effect the reorganization of the Bank into a bank holding company structure, such Share Exchange and reorganization, collectively, shall hereinafter be referred to as the “Reorganization.”

SECTION 3

LOCATION, ARTICLES AND BYLAWS, MANAGEMENT

AND CAPITAL STRUCTURE OF THE COMPANY AND THE BANK

On the Effective Date of the Reorganization:

(a)           The principal offices of the Company and the Bank shall continue to be located at the same address where such offices were located immediately prior to the Effective Date of the Reorganization.

(b)           The articles of incorporation and bylaws of the Company shall be the same as the articles of incorporation and bylaws of the Company in effect immediately prior to the Effective Date of the Reorganization.

(c)           The directors and officers of the Company shall be the directors and officers of the Company immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Company shall serve until their respective successors are elected or appointed pursuant to the bylaws of the Company.

(d)           The articles of incorporation and bylaws of the Bank shall be the same as the articles of incorporation and bylaws of the Bank in effect immediately prior to the Effective Date of the Reorganization.

(e)           The directors and officers of the Bank shall be the directors and officers of the Bank immediately prior to the Effective Date of the Reorganization.  All such directors and officers of the Bank shall serve until their respective successors are elected or appointed pursuant to the bylaws of the Bank.

(f)            The capital structure of the Bank shall not be altered or amended by the Reorganization and shall continue in effect on and after the Effective Date of the Reorganization.

(g)           As of the Effective Date of the Reorganization, the Company shall assume sponsorship of, and shall be the successor to the Bank with respect to all of the Bank’s rights, duties and obligations under any stock option plan of the Bank, if any, and the number of shares of Bank Common Stock reserved under any such plan shall be equal to the same number of shares of Company Common Stock.

SECTION 4

EXISTENCE, RIGHTS, DUTIES, ASSETS

AND LIABILITIES OF THE BANK

(a)           As of the Effective Date of the Reorganization, the existence of the Bank as a separate entity shall continue.

(b)           As of the Effective Date of the Reorganization, the Bank shall have the authority to engage only in such businesses and to exercise only such powers as are then permissible upon the original organization of a state bank under the law of the State of Georgia and as are provided for in the articles of incorporation of the Bank, and the Bank shall be subject to the same prohibitions and limitations to which it would be subject upon original organization, except that the Bank may engage in any business and may exercise any right that the Bank could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

(c)           No liability of the Bank or of any of its shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of the Bank be impaired by the Reorganization. Any claim existing or any action pending by or against the Bank may be prosecuted to judgment as if the Reorganization had not taken place.

SECTION 5

MANNER AND BASIS OF EXCHANGING SHARES OF BANK COMMON STOCK

The manner and basis of exchanging shares of Bank Common Stock for shares of Company Common Stock, excluding those shares of Bank Common Stock held by shareholders who have perfected their dissenters’ rights under the applicable provisions of the Financial Institutions Code of Georgia, O.C.G.A. § 7-1-537, and the Georgia Business Corporations Code, O.C.G.A. § 14-2-1301 et seq. (together, the “Dissenters’ Rights Provisions”), shall be as follows:

(a)           Exchange Ratio.

(i)            Each share of Bank Common Stock outstanding immediately prior to the Effective Date of the Reorganization shall, by virtue of the Reorganization and without any action on the part of the holder or holders thereof, be converted into one share of Company Common Stock.

(ii)           Each option and warrant, if any, giving rise to the right to purchase Bank Common Stock that is outstanding immediately prior to the Effective Date of the Reorganization (and which by its terms does not lapse on or before the Effective Date of the Reorganization) whether or not then exercisable, shall be converted into and become an option or warrant, as the case may be, to purchase Company Common Stock and the Company will assume any and all rights, obligations and duties of the Bank associated with each such option or warrant in accordance with the written terms of the agreement governing each such outstanding option or warrant, if any, except that from and after the Effective Date of the Reorganization:

•                          the Company shall be substituted for the Bank as administrator of any stock incentive plan administered by the Bank;

•                          each option or warrant assumed by the Company may be exercised solely for shares of Company Common Stock; and

•                          the number of shares of Company Common Stock subject to each option or warrant shall be equal to the number of shares of Bank Common Stock subject to such option or warrant immediately prior to the Effective Date of the Reorganization.

(b)           Rights of Holders of Certificates for Bank Common Stock.  As of the Effective Date of the Reorganization, each certificate theretofore representing one or more outstanding shares of Bank Common Stock shall be deemed for all corporate purposes to evidence only the right to receive a certificate representing an equal number of shares of Company Common Stock in accordance with this Plan.

(c)           Letter of Transmittal. Unless the parties otherwise agree, promptly after the Effective Date of the Reorganization, the Bank shall mail a letter of transmittal to all holders of certificates for Bank Common Stock.  Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of Bank Common Stock shall surrender such certificates to the Bank, as exchange agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor, as set forth in (a) above, a certificate representing an equal number of shares of Company Common Stock, subject to the restrictions and conditions of this Plan.

(d)           Failure to Surrender Bank Common Stock Certificates. Until the holder surrenders his or her Bank Common Stock certificate or certificates to the Bank (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to the Bank’s usual procedures), the holder:

(i)            shall not be issued a certificate representing the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive; and

(ii)           shall not be paid dividends or other distributions in respect of the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive; instead such dividends or distributions shall be retained, without interest, for the holder’s account until he or she surrenders such Bank Common Stock certificate; but

(iii)          shall have voting rights in respect of the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive, unless such Bank Common Stock certificate has been deposited or surrendered by its holder under Georgia’s Dissenters’ Rights Provisions.

SECTION 6

ACQUISITION OF DISSENTERS’ BANK COMMON STOCK

The Bank shall pay any holder of Bank Common Stock certificates who fully complies with the Dissenters’ Rights Provisions cash, in an amount to be determined under such provisions, for his or her shares of Bank Common Stock.  The shares of Bank Common Stock so acquired by the Bank shall be cancelled.

SECTION 7

REDEMPTION OF COMPANY COMMON STOCK

As soon as practicable after the Effective Date of the Reorganization, the Company shall redeem any shares of Company Common Stock which may have been issued prior to the

Effective Date of the Reorganization at a redemption price equal to the same consideration paid for such shares, so that immediately after such redemption the then outstanding shares of Company Common Stock shall consist solely of the shares to be issued by the Company upon the exchange of shares of Bank Common Stock as provided herein.

SECTION 8

CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION

This Plan is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment of each of the following conditions prior to the Effective Date of the Reorganization:

(a)           Approval of the Plan by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the Bank;

(b)           The number of shares held by persons who have perfected dissenters’ rights of appraisal pursuant to the Dissenters’ Rights Provisions shall not be deemed by the parties hereto to make consummation of this Plan inadvisable;

(c)           Procurement of all consents of, filings and registrations with, and notifications to all regulatory authorities required for consummation of the transactions contemplated by this Plan, and expiration of all waiting periods required by law;

(d)           Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for the Bank may be, necessary to permit or enable the Bank, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Bank prior to the Reorganization; and

(e)           The receipt by the Bank of a written opinion of special counsel to the Bank that for federal income tax purposes, no gain or loss will be recognized by a Bank shareholder who exchanges his or her Bank Common Stock for Company Common Stock, as provided by this Plan.

SECTION 9

TERMINATION

In the event that:

(a)           the number of shares of Bank Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the board of directors of the Bank or the Company,

(b)           any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Reorganization which shall make consummation of the Reorganization inadvisable in the opinion of the board of directors of the Bank or the Company,

(c)           any action, consent, approval, opinion, or ruling required to be provided by Section 8 of this Plan shall not have been obtained, or

(d)           for any other reason, consummation of the Reorganization is deemed inadvisable in the opinion of the board of directors of the Bank or the Company,

then this Plan may be terminated at any time before consummation of the Reorganization, by written notice, approved or authorized by the board of directors of the party wishing to terminate, to the other party.  Upon termination by written notice as provided by this Section 9, this Plan shall be void and of no further effect, and there shall be no liability by reason of this Plan or the termination hereof on the part of the Bank, the Company or their directors, officers, employees, agents or shareholders.

SECTION 10

AMENDMENT; RESOLUTION OF DISPUTES

(a)           At any time before or after approval and adoption hereof by the respective shareholders of the Bank and the Company, this Plan may be amended by agreement among the Bank and the Company; provided, however, that after the approval and adoption of this Plan by the shareholders of the Bank, no amendment reducing the consideration payable to the Bank’s shareholders pursuant to Section 5(a) hereof shall be valid without having been approved by the shareholders of the Bank in the manner required for approval of this Plan.

(b)           The board of directors of the Company shall be authorized to interpret and implement this Plan and shall be the exclusive arbitrating body with respect to any dispute, disagreement or issue arising hereunder.

SECTION 11

BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW

This Plan is binding upon the parties hereto and upon their successors and assigns.  This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  The title of this Plan and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Share Exchange to be executed by their duly authorized officers and their bank and corporate seals to be affixed hereto all as of the day and year first above written.

First Bank of Henry County

[SEAL]
		By:	/s/J. Randall Dixon
		Name:	J. Randall Dixon
		Title:	President/CEO

ATTEST:

/s/James T. Chafin III
Name:	James T. Chafin III
Secretary

FirstBank Financial Services, Inc.

[SEAL]
		By:	/s/J. Randall Dixon
		Name:	J. Randall Dixon
		Title:	President/CEO

ATTEST:

/s/James T. Chafin III
Name:	James T. Chafin III
Secretary